                                                                 EXHIBIT (a)(12)

                         PILGRIM VARIABLE PRODUCTS TRUST

                        FORM OF CERTIFICATE OF AMENDMENT
               OF DECLARATION OF TRUST AND REDESIGNATION OF SERIES

The undersigned, being all of the trustees of Pilgrim Variable Products Trust, a Massachusetts business trust (the "Trust"), acting pursuant to Section 8.3 and
Section 5.11 of the Trust's Declaration of Trust dated December 17, 1993, as amended (the "Declaration of Trust"), hereby amend the Declaration of Trust, effective March 1, 2002, to redesignate the "Pilgrim VP Growth & Income Portfolio" series of the Trust the "ING VP Large Company Value Portfolio."

      IN WITNESS WHEREOF, the undersigned have this day signed this Certificate of Amendment of Declaration of Trust and Redesignation of Series.

Dated:                 , 2002
       ------------- --


---------------------------------               --------------------------------
Paul S. Doherty, as Trustee                     Jock Patton, as Trustee


---------------------------------               --------------------------------
J. Michael Earley, as Trustee                   David W.C. Putnam, as Trustee


---------------------------------               --------------------------------
R. Barbara Gitenstein, as Trustee               Blaine E. Rieke, as Trustee


---------------------------------               --------------------------------
R. Glenn Hilliard, as Trustee                   John G. Turner, as Trustee


---------------------------------               --------------------------------
Walter H. May, as Trustee                       Roger B. Vincent, as Trustee


---------------------------------               --------------------------------
Thomas J. McInerney, as Trustee                 Richard A. Wedemeyer, as Trustee